UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 28, 2018
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, the Board of Directors of GAIN Capital Holdings, Inc. (the "Company"), appointed Jason Granite to serve as a Class II Director of the Company. Mr. Granite is the Chief Executive Officer of FCFM Group Ltd., a London-based investment firm. Mr. Granite was appointed to the Company's Board of Directors pursuant to a director appointment right granted to INCAP Gaming B.V., an affiliate of IPGL Ltd. ("IPGL"), in a Stockholders' Agreement dated as of October 31, 2014, which was entered into by the Company in connection with its acquisition of City Index (Holdings) Limited ("City Index"). As reported in a Form 4 filed with the Securities and Exchange Commission on March 27, 2018, IPGL is the beneficial owner of 953,031 shares of the Company's common stock, and its affiliate, Fox & Trot Ltd. ("FT"), is the beneficial owner of 4,629,950 shares of the Company's common stock. FT also holds substantially all of the Company's Convertible Senior Notes due 2020, of which $60 million in principal amount were issued in connection with the Company's acquisition of City Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2018

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Nigel Rose
Name:	Nigel Rose
Title:	Chief Financial Officer